Exhibit 99.1

PRESS RELEASE

FTAI Reports Third Quarter 2017 Results, Dividend of $0.33 per Common Share

NEW YORK, November 2, 2017 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ended September 30, 2017. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q3’17
Net Cash Provided by Operating Activities	$19,168
Net Income Attributable to Shareholders	$2,998
Basic and Diluted Earnings per Share	$0.04

Funds Available for Distribution (“FAD”)(1)	$73,643
Adjusted Net Income(1)	$3,837
Adjusted Net Income per Share(1)	$0.05
Adjusted EBITDA(1)	$37,765
________________________________

(1)	This is a Non-GAAP measure. For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the third quarter of 2017, our total FAD was $73.6 million. This amount includes $96.9 million from equipment leasing activities, offset by $(8.5) million and $(14.8) million from infrastructure and corporate activities, respectively.

Third Quarter 2017 Dividend

On November 2, 2017, the Company’s Board of Directors declared a cash dividend on its common shares of $0.33 per share for the quarter ended September 30, 2017, payable on November 27, 2017 to the holders of record on November 17, 2017.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available, on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, November 3, 2017 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Friday, November 3, 2017 through midnight Friday, November 10, 2017 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 96663166.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in November 2017 will be treated as a partnership distribution. The per share distribution components are as follows:

Distribution Components
U.S. Long Term Capital Gain(1)	$—
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income (2)	$0.22
U.S. Dividend Income (3)	$—
Income Not from U.S. Sources(4) / Return of Capital	$0.11
Distribution Per Share	$0.33

(1)
U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.

(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.

(3)	This income is subject to withholding under §1441 of the Code.

(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

It is possible that a common shareholder’s allocable share of FTAI’s taxable income may differ from the distribution amounts reflected above.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands, except share and per share data)

	2017	2016	2017	2016
Revenues
Equipment leasing revenues	$49,616	$30,054	$121,387	$71,980
Infrastructure revenues	10,746	11,672	34,842	34,394
Total revenues	60,362	41,726	156,229	106,374

Expenses
Operating expenses	23,688	17,028	66,025	48,937
General and administrative	3,439	3,205	10,615	9,154
Acquisition and transaction expenses	1,732	1,688	5,064	4,622
Management fees and incentive allocation to affiliate	3,771	4,146	11,529	12,725
Depreciation and amortization	24,784	15,376	62,382	43,294
Interest expense	8,914	5,416	21,292	15,839
Total expenses	66,328	46,859	176,907	134,571

Other income (expense)
Equity in earnings (losses) of unconsolidated entities	132	(1,161)	(1,461)	(1,335)
Gain on sale of equipment and finance leases, net	2,709	40	6,726	3,307
Loss on extinguishment of debt	—	—	(2,456)	(1,579)
Asset impairment	—	—	—	(7,450)
Interest income	215	206	582	87
Other income	2,148	485	2,180	583
Total other income (expense)	5,204	(430)	5,571	(6,387)

Loss before income taxes	(762)	(5,563)	(15,107)	(34,584)
Provision for income taxes	909	83	1,585	195
Net loss	(1,671)	(5,646)	(16,692)	(34,779)

Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(4,669)	(4,370)	(13,816)	(16,528)
Net income (loss) attributable to shareholders	$2,998	$(1,276)	$(2,876)	$(18,251)

Earnings (loss) per share
Basic	$0.04	$(0.02)	$(0.04)	$(0.24)
Diluted	$0.04	$(0.02)	$(0.04)	$(0.24)
Weighted Average Shares Outstanding:
Basic	75,770,529	75,746,200	75,765,144	75,734,587
Diluted	75,770,665	75,746,200	75,765,144	75,734,587

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
(Dollar amounts in thousands, except share and per share data)	2017	2016

Assets
Cash and cash equivalents	$176,357	$68,055
Restricted cash	36,458	65,441
Accounts receivable, net	27,926	21,358
Leasing equipment, net	929,364	765,455
Finance leases, net	9,370	9,717
Property, plant, and equipment, net	464,399	352,181
Investments (includes $30,470 and $17,630 available-for-sale securities at fair value as of September 30, 2017 and December 31, 2016, respectively)	67,792	39,978
Intangible assets, net	33,882	38,954
Goodwill	116,584	116,584
Other assets	47,789	69,589
Total assets	$1,909,921	$1,547,312

Liabilities
Accounts payable and accrued liabilities	$51,684	$38,239
Debt, net	655,580	259,512
Maintenance deposits	81,775	45,394
Security deposits	24,752	19,947
Other liabilities	18,207	18,540
Total liabilities	831,998	381,632

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 75,771,738 and 75,750,943 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively)	758	758
Additional paid in capital	1,010,026	1,084,757
Accumulated deficit	(41,709)	(38,833)
Accumulated other comprehensive income	11,638	7,130
Shareholders’ equity	980,713	1,053,812
Non-controlling interest in equity of consolidated subsidiaries	97,210	111,868
Total equity	1,077,923	1,165,680
Total liabilities and equity	$1,909,921	$1,547,312

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(16,692)	$(34,779)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of unconsolidated entities	1,461	1,335
Gain on sale of equipment and finance leases, net	(6,726)	(3,307)
Security deposits and maintenance claims included in earnings	(60)	(300)
Loss on extinguishment of debt	2,456	1,579
Equity-based compensation	695	(3,818)
Depreciation and amortization	62,382	43,294
Gain on settlement of liabilities	(1,093)	—
Asset impairment	—	7,450
Change in current and deferred income taxes	551	(399)
Change in fair value of non-hedge derivative	(1,036)	3
Amortization of lease intangibles and incentives	5,193	4,783
Amortization of deferred financing costs	3,120	1,927
Operating distributions from unconsolidated entities	—	30
Bad debt expense	63	134
Other	566	100
Change in:
Accounts receivable	(7,984)	(6,263)
Other assets	10,595	(4,070)
Accounts payable and accrued liabilities	862	2,396
Management fees payable to affiliate	(554)	1
Other liabilities	(1,356)	5,566
Net cash provided by operating activities	52,443	15,662

Cash flows from investing activities:
Change in restricted cash	28,983	(799)
Investment in notes receivable	—	(3,066)
Investment in unconsolidated entities and available for sale securities	(24,903)	(1,754)
Principal collections on finance leases	347	2,406
Acquisition of leasing equipment	(267,451)	(114,012)
Acquisition of property plant and equipment	(86,455)	(47,454)
Acquisition of lease intangibles	(1,583)	(812)
Purchase deposit for aircraft and aircraft engines	(11,785)	(10,225)
Proceeds from sale of finance leases	—	71,000
Proceeds from sale of leasing equipment	87,093	15,905
Proceeds from sale of property, plant and equipment	51	125
Proceeds from deposit on sale of leasing equipment	—	250
Return of capital distributions from unconsolidated entities	—	432
Net cash used in investing activities	$(275,703)	$(88,004)

Cash flows from financing activities:
Proceeds from debt	417,191	110,658
Repayment of debt	(22,623)	(157,603)
Payment of other liabilities to non-controlling interest holder	—	(1,000)
Payment of deferred financing costs	(3,232)	(3,935)
Receipt of security deposits	5,826	3,340
Return of security deposits	(3,232)	(316)
Receipt of maintenance deposits	18,784	10,806
Release of maintenance deposits	(6,111)	(5,653)
Capital contributions from non-controlling interests	—	7,433
Settlement of equity-based compensation	—	(200)
Cash dividends	(75,041)	(75,017)
Net cash provided by (used in) financing activities	$331,562	$(111,487)

Net increase (decrease) in cash and cash equivalents	$108,302	$(183,829)
Cash and cash equivalents, beginning of period	68,055	381,703
Cash and cash equivalents, end of period	$176,357	$197,874

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted Net Income (Loss) and Adjusted EBITDA as performance measures.

Adjusted Net Income (Loss) is our key performance measure and provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted Net Income (Loss) is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings of unconsolidated entities, (b) to include the impact of cash income tax payments, and our pro-rata share of the Adjusted Net Income (Loss) from unconsolidated entities, and (c) to exclude the impact of the non-controlling share of Adjusted Net Income (Loss). We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income (Loss). We believe that net income attributable to shareholders, as defined by GAAP, is the most comparable earnings measurement with which to reconcile Adjusted Net Income (Loss).

The following table presents our consolidated reconciliation of net income (loss) attributable to shareholders to Adjusted Net Income (Loss) for the three and nine months ended September 30, 2017 and September 30, 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

(in thousands)
Net income (loss) attributable to shareholders	$2,998	$(1,276)	$(2,876)	$(18,251)
Add: Provision for income taxes	909	83	1,585	195
Add: Equity-based compensation expense (income)	165	28	695	(3,818)
Add: Acquisition and transaction expenses	1,732	1,688	5,064	4,622
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	2,456	1,579
Add: Changes in fair value of non-hedge derivative instruments	(1,036)	—	(1,036)	3
Add: Asset impairment charges	—	—	—	7,450
Add: Pro-rata share of Adjusted Net (Loss) Income from unconsolidated entities (1)	86	(1,207)	(1,599)	(1,444)
Add: Incentive allocations	—	—	—	—
Less: Cash payments for income taxes	(438)	(174)	(1,033)	(594)
Less: Equity in losses (earnings) of unconsolidated entities	(132)	1,161	1,461	1,335
Less: Non-controlling share of Adjusted Net Loss (2)	(447)	(170)	(503)	(2,891)
Adjusted Net Income (Loss) (non-GAAP)	$3,837	$133	$4,214	$(11,814)

______________________________________________________________________________________

(1)
Pro-rata share of Adjusted Net Income (Loss) from unconsolidated entities includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for the excluded and included items detailed in the table above.

(2)
Non-controlling share of Adjusted Net Income (Loss) is comprised of the following for the three months ended September 30, 2017 and 2016: (i) equity-based compensation of $43 and $6, (ii) provision for income tax of $(1) and $8, (iii) changes in fair value of non-hedge derivative instruments of $404 and $0, and (iv) acquisition and transaction expenses of $0 and $156, less (v) cash tax payments of $(1) and $0, respectively. Non-controlling share of Adjusted Net Income (Loss) is comprised of the following for the nine months ended September 30, 2017 and 2016: (i) equity-based compensation of $118 and $(1,608), (ii) provision for income tax of $12 and $22, (iii) loss on extinguishment of debt of $0 and $616, (iv) acquisition and transaction expenses of $0 and $156, (v) changes in fair value of non-hedge derivative instruments of $404 and $0, and (vi) asset impairment of $0 and $3,725, less (vii) cash tax payments of $31 and $20, respectively.

We view Adjusted EBITDA as a secondary measurement to Adjusted Net Income (Loss), which we believe serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the three and nine months ended September 30, 2017 and September 30, 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Net income (loss) attributable to shareholders	$2,998	$(1,276)	$(2,876)	$(18,251)
Add: Provision for income taxes	909	83	1,585	195
Add: Equity-based compensation expense (income)	165	28	695	(3,818)
Add: Acquisition and transaction expenses	1,732	1,688	5,064	4,622
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	2,456	1,579
Add: Changes in fair value of non-hedge derivative instruments	(1,036)	—	(1,036)	3
Add: Asset impairment charges	—	—	—	7,450
Add: Incentive allocations	—	—	—	—
Add: Depreciation & amortization expense (3)	26,686	16,885	67,575	48,076
Add: Interest expense	8,914	5,416	21,292	15,839
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	282	(287)	(209)	1,873
Less: Equity in (earnings) losses of unconsolidated entities	(132)	1,161	1,461	1,335
Less: Non-controlling share of Adjusted EBITDA (5)	(2,753)	(3,379)	(7,272)	(12,314)
Adjusted EBITDA (non-GAAP)	$37,765	$20,319	$88,735	$46,589
_______________________________________________________

(3)
Depreciation and amortization expense includes $24,784 and $15,376 of depreciation and amortization expense, $1,147 and $1,403 of lease intangible amortization, and $755 and $106 of amortization for lease incentives in the three months ended September 30, 2017 and 2016, respectively. Depreciation and amortization expense includes $62,382 and $43,294 of depreciation and amortization expense, $3,494 and $4,557 of lease intangible amortization, and $1,699 and $225 of amortization for lease incentives in the nine months ended September 30, 2017 and 2016, respectively.

(4)
Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the three months ended September 30, 2017 and 2016: (i) net income (loss) of $86 and $(1,208), (ii) interest expense of $176 and $270, and (iii) depreciation and amortization expense of $20 and $651, respectively.  Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the nine months ended September 30, 2017 and 2016: (i) net loss of $1,599 and $1,475, (ii) interest expense of $650 and $931, and (iii) depreciation and amortization expense of $740 and $2,417, respectively.

(5)
Non-controlling share of Adjusted EBITDA is comprised of the following items for the three months ended September 30, 2017 and 2016: (i) equity based compensation of $43 and $6, (ii) provision for income taxes of $(1) and $8, (iii) interest expense of $485 and $1,538, (iv) depreciation and amortization expense of $1,822 and $1,671, (v) acquisition and transaction expenses of $0 and $156, and (vi) changes in fair value of non-hedge derivative instruments of $404 and $0, respectively. Non-controlling share of Adjusted EBITDA is comprised of the following items for the nine months ended September 30, 2017 and 2016: (i) equity based compensation of $118 and $(1,608), (ii) provision for income taxes of $12 and $22, (iii) interest expense of $1,489 and $4,494, (iv) depreciation and amortization expense of $5,249 and $4,909, (v) loss on extinguishment of debt of $0 and $616, (vi) changes in fair value of non-hedge derivative instruments of $404 and $0, (vii) acquisition and transaction expenses of $0 and $156, and (viii) asset impairment of $0 and $3,725, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Cash from Operating Activities to FAD for the nine months ended September 30, 2017 and 2016:

	Nine Months Ended September 30,
(in thousands)	2017	2016
Net Cash Provided by Operating Activities	$52,443	$15,662
Add: Principal Collections on Finance Leases	347	2,406
Add: Proceeds from sale of assets (1)	87,144	87,530
Add: Return of Capital Distributions from Unconsolidated Entities	—	432
Less: Required Payments on Debt Obligations (2)	(8,368)	(52,105)
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	(1,563)	2,370
Funds Available for Distribution (FAD)	$130,003	$56,295

_____________________________________________________

(1)
Proceeds from sale of assets for the nine months ended September 30, 2016 includes $500 received in December 2015 for a deposit on the sale of a commercial jet engine, which was completed in the nine months ended September 30, 2016.

(2)
Required payments on debt obligations for the nine months ended September 30, 2017 excludes $100,000 repayment of the Term Loan and $14,255 repayment of the CMQR loan, and for the nine months ended September 30, 2016 excludes $98,750 repayment upon the termination of the Jefferson Terminal Credit Agreement and $6,748 repayment under the CMQR Credit Agreement, which were voluntary refinancings as repayment of these amounts were not required at such time.

The following tables set forth a reconciliation of FAD to Cash from Operating Activities for the three and nine months ended September 30, 2017:

	Three Months Ended September 30, 2017
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$96,905	$(8,463)	$(14,799)	$73,643
Less: Principal Collections on Finance Leases				(122)
Less: Proceeds from sale of assets				(56,852)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations (1)				5,243
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(2,744)
Net Cash Provided by Operating Activities				$19,168

(1)
Required payments on debt obligations for the three months ended September 30, 2017 exclude $5,505 repayment of the CMQR loan, which was a voluntary refinancing as repayment of this amount was not required at such time.

	Nine Months Ended September 30, 2017
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$187,168	$(18,293)	$(38,872)	$130,003
Less: Principal Collections on Finance Leases				(347)
Less: Proceeds from sale of assets				(87,144)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations (1)				8,368
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				1,563
Net Cash Provided by Operating Activities				$52,443

(1)
Required payments on debt obligations for the nine months ended September 30, 2017 excludes $100,000 repayment of the Term Loan and $14,255 repayment of the CMQR loan, which were voluntary refinancings as repayment of these amounts were not required at such time.

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.